EXHIBIT 10.17

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO SHARES OF THE COMPANY'S STOCK MAY BE ISSUED PURSUANT HERETO UNLESS IN COMPLIANCE WITH THE COMPANY'S 1988 STOCK OPTION PLAN, AS AMENDED, AND WITH APPLICABLE SECURITIES LAWS AND REGULATIONS.


                                                  SIERRA TAHOE BANCORP
                                                  AMENDED AND RESTATED
                                          NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is dated August 17, 1995, and is entered into by and between SIERRA TAHOE BANCORP, a California corporation (the "Company") and DAVID W. CLARK ("Optionee");

                                                       WITNESSETH:
     WHEREAS, pursuant to the 1988 Stock Option Plan of the Company (the "Plan"), as amended on August 16, 1995 by the shareholders of the Company and approved on August 17, 1995 by the Board of Directors of the Company (the "Action"), there is hereby granted to Optionee a stock option (the "Option") to purchase all or any part of Six Thousand One Hundred Two (6,102) authorized but unissued shares of the Company's common stock for cash at the price of Nine Dollars and Seventy-Five Cents ($9.75) per share, such Option to be for the term and upon the terms and conditions hereinafter stated;
     NOW, THEREFORE, it is hereby agreed:
     1.       Grant of Option
              Pursuant to the above-referenced Action and, where necessary, pursuant to authorizations granted by all appropriate regulatory and governmental agencies, the Company hereby grants to Optionee the Option to purchase, upon and subject to the terms and conditions of the Plan, which is incorporated in full herein by this reference, all or any part of Six Thousand One Hundred Two (6,102) Shares of the Company's Common Stock (the "Stock") at the price of Nine Dollars and Seventy-Five Cents ($9.75) per share, which price is not less than one hundred percent (100%) of the fair market value of the stock as of the date of the above-referenced Action granting this Option.

Non-Qualified Stock Option Agreement


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     2.       Exercisability
              The Option granted hereby will be fully vested and shall be exercisable for a period of ten (10) years from August 17, 1995. Any unexercised shares must be exercised or forfeited before the conclusion of that period.
     3.       Exercise of Option
              This Option may be exercised by written notice delivered to the Company stating the number of shares with respect to which this Option is being exercised, together with cash in the amount of the purchase price of such shares. Not less than ten (10) shares may be purchased at any one time unless the number purchased is the total number which may be purchased under this Option and in no event may the Option be exercised with respect to fractional shares. Upon exercise, Optionee shall make appropriate arrangements and shall be responsible for the withholding of any federal and state taxes then due.
     4.       Cessation of Directorship Without Cause
              Except as provided in Paragraphs 5 and 6 hereof, if Optionee ceases to serve as a director of the Company or a subsidiary corporation for any reason other than cause, this Option shall not expire and shall be retained as a continuing right by the former director.
     5.       Termination of Directorship for Cause
              If Optionee's directorship of the Company or a subsidiary corporation is terminated for cause, this Option shall expire immediately, unless reinstated by the Board of Directors within thirty (30) days of such termination by giving written notice of such reinstatement to Optionee at his last known address. In the event of such reinstatement, Optionee may exercise this Option only to such extent, for such time, and upon such terms and conditions as set forth in Paragraph 4, above. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of directorship duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Company or a subsidiary corporation and, in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive.
     6.       Nontransferability; Death of Optionee
              This Option shall not be transferable except by testamentary disposition or by the laws of descent and distribution and shall be exercisable during Optionee's lifetime



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only by Optionee.  If Optionee dies while acting as a director of the Company or a subsidiary corporation, this Option shall continue to be exercisable for the remaining period set forth in Paragraph 2, above, unless sooner terminated pursuant to this Agreement. After Optionee's death (but before expiration of the Option), the persons to whom Optionee's rights under this Option shall have passed by testamentary disposition or by the applicable laws of descent and distribution or the executor or administrator of Optionee's estate shall have the right to exercise this Option as to those shares granted under Paragraph 2 hereof as of the date on which Optionee ceased to be a director of the Company or a subsidiary corporation.
     7.       Privileges of Stock Ownership
              Optionee shall have no rights as a stockholder with respect to the Company's stock subject to this Option until the date of payment and issuance of stock certificates to Optionee. Except as provided in the Plan, no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificates is paid for and issued.
     8.       Modification and Termination by Board of Directors
              The rights of Optionee are subject to modification and termination upon the occurrence of certain events as provided in the Plan.
     9.       Representations of Optionee
              No shares issuable upon the exercise of this Option shall be issued and delivered unless and until all applicable requirements of applicable state and federal law and of the Securities and Exchange Commission pertaining to the issuance and sale of such shares, and all applicable listing requirements of the securities exchanges, if any, on which shares of the Company of the same class are then listed shall have been complied with. Upon exercise of any portion of this Option, the person entitled to execute the same may be required to execute a representation letter with respect to compliance with federal and applicable state securities laws. In addition, if the Optionee is an "affiliate" for purposes of the Securities Act of 1933, there may be additional restrictions on the resale of stock, and Optionee therefore agrees to ascertain what those restrictions are and to abide by those restrictions and other applicable federal and state securities laws. The

Non-Qualified Stock Option Agreement


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Company may, if it deems appropriate,  issue stock transfer instructions against any shares of stock purchased upon the exercise of this Option and affix to any certificate representing such shares the legends which the Company deems appropriate. Optionee understands that the shares of stock purchased under this Option may be subject to holding periods and/or other restrictions on resale.
     10.      Notices
              Any notice to the Company provided for within this Agreement shall be addressed to it in care of its CEO/President or its Chief Financial Officer at its main office and any notice to Optionee shall be addressed to Optionee's address on file with the Company or a subsidiary corporation, or to such other address as either may designate to the other in writing. Any notice shall be deemed to be duly given if and when enclosed in a properly sealed envelope and addressed as stated above and deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, any written notice under this Agreement may be given to Optionee in person, and to the Company by personal delivery to its CEO/President or its Chief Financial Officer.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

OPTIONEE

By:           /s/ David W. Clark
     DAVID W. CLARK

SIERRA TAHOE BANCORP,
a California Corporation ("Company")


By:           /s/ Jerrold Henley
     JERROLD HENLEY
Its:          Chairman, Board of Directors


By:           /s/ William T. Fike
     WILLIAM T. FIKE
Its:          CEO/President


By:           /s/ A. Morgan Jones
     MORGAN JONES
Its:          Secretary
Non-Qualified Stock Option Agreement



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